Exhibit 99.3

LETTER TO BROKERS, DEALERS, BANKS, TRUST COMPANIES
AND OTHER NOMINEES

To Tender Shares of Common Stock
of
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
for
$57.60 in Cash and
0.8546 Shares of Common Stock of Hertz Global Holdings, Inc.
by
HDTMS, INC.
a wholly owned subsidiary of
HERTZ GLOBAL HOLDINGS, INC.

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 8, 2011, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

May 9, 2011

To Brokers, Dealers, Banks, Trust Companies and Other Nominees:

We have been engaged and appointed by Hertz Global Holdings, Inc. (“Hertz”), a Delaware corporation, to act as Dealer Manager in connection with the offer by HDTMS, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Hertz, to exchange each issued and outstanding share of common stock, par value $0.01 per share (“Dollar Thrifty common stock”), of Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”), a Delaware corporation, for $57.60 in cash, without interest and less any required withholding taxes, and 0.8546 shares of common stock, par value $0.01 per share, of Hertz (“Hertz common stock”), and cash in lieu of any fractional shares of Hertz common stock, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange, dated May 9, 2011 (the “Prospectus/Offer to Exchange”), and in the related Letter of Transmittal (which together, as amended, supplemented or modified from time to time, constitute the “Offer”). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of Dollar Thrifty common stock registered in your name or in the name of your nominee.

As discussed in the Prospectus/Offer to Exchange, the Offer is not being made in any jurisdiction where the Offer would not be in compliance with the applicable laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 8, 2011, UNLESS EXTENDED.

Enclosed herewith for your information and forwarding to your clients for whom you hold shares of Dollar Thrifty common stock registered in your name or the name of your nominee are copies of the following documents:

1.	The Prospectus/Offer to Exchange, dated May 9, 2011.

2.
The Letter of Transmittal for your use in accepting the Offer and tendering shares of Dollar Thrifty common stock and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender shares of Dollar Thrifty common stock.

3.
The Notice of Guaranteed Delivery to be used to accept the Offer if certificates representing shares of Dollar Thrifty common stock are not immediately available, or if you cannot deliver the certificates and all other required documents to the Exchange Agent prior to the Expiration Date (as defined below) or you cannot complete the procedure for delivery by for book-entry transfer on a timely basis.

4.
A form of the letter which may be sent to your clients for whose accounts you hold shares of Dollar Thrifty common stock registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer.

5.	Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

6.	A return envelope addressed to American Stock Transfer & Trust Company, LLC (the “Exchange Agent”).

Please note the following:

1.
The consideration for each share of Dollar Thrifty common stock is $57.60 in cash, without interest and less any required withholding taxes, and 0.8546 shares of Hertz common stock, plus cash in lieu of any fractional shares of Hertz common stock, as described in the Prospectus/Offer to Exchange.

2.	The Offer is being made for all outstanding shares of Dollar Thrifty common stock.

3.
The Offer and the withdrawal rights expire at 12:00 midnight, New York City Time, on July 8, 2011 (which is the end of the day on July 8, 2011), unless extended as described in the Prospectus/Offer to Exchange (as extended, the “Expiration Date”).

4.
The Offer is conditioned upon, among other things, there having been validly tendered, and not properly withdrawn prior to the Expiration Date, a number of shares of Dollar Thrifty common stock which, together with Dollar Thrifty shares then owned by Hertz and its subsidiaries, represents at least a majority of the then outstanding shares of Dollar Thrifty common stock on a fully diluted basis. Other conditions to the Offer are described in the Prospectus/Offer to Exchange. See the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Conditions of the Offer”.

5.
Exchange of shares of Dollar Thrifty common stock validly tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of (a) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange), in the case of book-entry transfer of the shares, (b) certificates for such shares of Dollar Thrifty common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s account at the Depository Trust Company and (c) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE CONSIDERATION TO BE RECEIVED BY TENDERING STOCKHOLDERS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

6.
Any United States stock transfer taxes applicable to the transfer of shares of Dollar Thrifty common stock to Purchaser pursuant to the Offer will be paid by Hertz or Purchaser, except as otherwise provided in the Prospectus/Offer to Exchange and the related Letter of Transmittal.

Neither Hertz nor Purchaser will pay any commissions or fees to any broker, dealer or other person, other than the undersigned Dealer Manager, Innisfree M&A Incorporated (the “Information Agent”) and other persons described in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Fees and Expenses”, for soliciting tenders of shares of Dollar Thrifty common stock pursuant to the Offer. Upon request, Hertz or Purchaser will reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

Stockholders who wish to tender their shares of Dollar Thrifty common stock but whose certificates representing such shares of Dollar Thrifty common stock are not immediately available or who cannot deliver such certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, may tender such shares of Dollar Thrifty common stock by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering”.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent at the address and telephone number set forth on the back cover of the Prospectus/Offer to Exchange.

                      Very truly yours,

                      Barclays Capital Inc.
                      Toll Free: (888) 610-5877

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF HERTZ, PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.